Exhibit 99.4

The deal

Q:	What exactly have you announced today?

A:	Mike Lawrie:

This is a very exciting day. It’s an exciting day for Misys. It’s an exciting day for Allscripts. I view this as the next step, if you will, in Misys really building a growth platform. We’ve talked about this over the last three or four months. But this is fundamentally about a great market opportunity and we are merging our Healthcare division with Allscripts. That’s point one.

Point two, we are making a $330m contribution if you will, or investment, to gain a controlling stake in this new entity, which is called Allscript Misys.

We hope this transaction will close in a reasonable amount of time. In the meantime, we’ll continue to operate our two companies, our Misys Healthcare division and Allscripts, as separate companies and of course we’ll begin the integration planning. But it’s a very exciting day for our customers, for our shareholders and for our mutual employees.

Glen Tullman:

It’s really a great day. As Mike said, we’ve created today a clear leader in the clinical software, connectivity and information space for physicians in the United States.

I think what makes it so unique is that for the first time you have an aggregation of physicians - we have essentially one out of every three physicians in the United States - and every day those physicians will wake up and look at a computer terminal that has one of our electronic health record practice management systems or other systems that we provide, whether it be discharge management, emergency department systems and the like. That’s how they’ll run their day. So we’re going to help them and help the US healthcare system provide better care, more cost effective care and get connected.

At the end of the day this is really all about our customers.

Mike Lawrie:

It’s really how do we help our customers, which are the doctors in the United States, really deliver better quality care to their patients, and we really think that in the United States technology and the healthcare industry are coming together in a very unique way. We now take the best of both worlds. We take Misys’ very strong position in practice management and we combine that with Allscripts undisputed leadership in clinical applications, like electronic health records and we put those two together in a very unique way so we can deliver value to our customers.

The right partnership

Q:	I can hear from the way you’re talking that it sounds like Allscripts is the ideal partner. But why is Allscripts the right partner for Misys in this space?

A	Mike Lawrie:

From my perspective Allscripts is the absolute ideal partner. When we did a scan of the market and asked how are we going to be able to get leading edge clinical applications to our installed base, you always have a decision: do you make those or do you buy those clinical applications? We did that. We really felt that Allscripts was the best of breed application provider in that space.

So when Glen and I had a chance to sit down and talk about this I was delighted that we shared the same vision of the important role the physician plays today and will play in the delivery of healthcare in the United States. And I was delighted that he was willing to sit down and discuss how we could combine in a unique way these two incredible assets: the installed base and practice management of Misys and the fantastic capability and applications that Allscripts has from a clinical standpoint.

Q:	And for you why is Misys the right partner?

A:	Glen Tullman:

Our strategy has always been getting our software to physicians and, if you think about it, healthcare is really an information business. If you look at every other major sector of the US economy they’ve used computers and technology to drive quality, to drive innovation and to drive production and productivity.

So in a case like that, if you have great software you need distribution and Misys built the pre-eminent footprint in the United States. They had more physicians using their systems than any other provider in the United States. So, again, one out of every three physicians in the United States today will be using some combination of our software.

I think when Mike and I came together, as he said, there was a shared vision of building this interconnected healthcare system and, if you think about that, the ability to begin not only to provide great systems to manage their practices, great systems to deliver care, but also start to connect physicians to allow them to exchange information; not only between themselves, but with all of the key healthcare stakeholders. That’s the vision that everyone has been talking about and when we came together we said we have an opportunity to create this vision, perhaps for the first time.

Healthcare trends in the US

Q:	So how does this deal align you to the trends in the healthcare sector?

A:	Mike Lawrie:

The healthcare industry – now you [Allscripts] know more about it than I do – is one of the few industries that really has not consolidated. So it’s a highly fragmented market. There’s a lot of really great technology players and practice management and clinical applications - outcome, disease management - but it’s very fragmented. This is one of the first times in the ambulatory space where we’re putting together two significant assets and really gaining the critical mass necessary to make a difference in how healthcare is delivered in the US.

Glen Tullman:

Healthcare used to be hospital driven but increasingly today it has moved outside the four walls of the hospital to the ambulatory space where physicians are playing an increasingly important role in care delivery. When you look at that you have to empower physicians with point of care tools that allow them to do that. Now the hospitals are going to want to be connected to those physicians. So what’s really happening is our collective customers are coming to us and saying, number one, connect us independent of what system we use. Mike has been committed. He has been a leader in supporting connectivity between all the systems out there. We’ve been a leader as well.

Second, they’re saying help us figure this out. Help us run our businesses better. We’re doing that with all of our tools. So it’s less about what you’re going to support. It’s more about a solution and they want to come to us and say do you have a solution. And today we have the breadth and scope of products, a portfolio of products, that can allow them to meet their need.

Product portfolio

Q:	How long can your customers continue to believe that you’re going to support the products that are already in the market place?

A:	Mike Lawrie:

We are going to continue to support the products that we have out there. So this is all about choice for our customers. So products like Misys MyWay, we are going to continue with that product. We are going to continue to support Vision. We’re going to continue to support our Tiger installed base. We’re going to continue to support our electronic medical record products that we have out there. But now Misys customers have a choice. Do they want to continue with that? Do they want to continue to look at some of those offerings, or do they want to take a look at some of the best of breed products that Allscripts has?

On the other side we have a cash management capability, a payment system called PayerPath. Well you [Allscripts] also have a partner for some of that. So you’ll continue to support that, but your clients may very well elect to take a look at PayerPath, as an example.

So we are not going to force our clients in any one direction. This is about choice. It’s about getting access to some of the best capability in the industry for our clients.

Glen Tullman:

I think that’s what you really want to do. What you want to do is, and we’ve done this, to create innovation in where customers want to make that decision to move.

Management

Q:	Mike, why have you chosen Glen to run the combined business?

A:	Mike Lawrie:

I think Glen is absolutely the right man. I’m delighted that he has agreed to stay on and run this new merged company. He’s got a wealth of experience in this industry. He has run several companies, has created companies in this space, so I think he has got the knowledge, he’s got the proven leadership and the ability to get results.

I also want to point out that our healthcare team in Raleigh has done a fantastic job in stabilising and turning around a division of Misys that frankly had struggled over the last couple of years as we talked about. And I feel very comfortable that the skill set that Misys brings to the table, with the skill set that Allscripts comes with, will really create a best of breed management team, as well as an employee base in the healthcare industry.

Glen Tullman:

I think that the words that Mike used were perfect because, one, we’re talking about building on the success that Misys has created. In every merger that we’ve done in our history we’ve pulled the best products, the best people, and we’ve built on the success. That starts with clients and we’re both fortunate to have terrific clients. Then it always goes to people. We have the opportunity. We have similar cultures and that’s where it begins. It’s a respect for the customer and it’s a focus on delivering quality for physicians and that’s what we’re both about. So we’re in a perfect market.

We’ve got a tremendous runway. I think one of the things that’s not talked about a lot is the fact that this market is dramatically under-penetrated. So in an entire market - something like a $10bn opportunity that we have collectively - what we see is the opportunity to continue to grow and build upon the success that we’ve had. We’re going to need all of our people. We’re going to need all of our products to do that.

Q:	What will ultimately determine the success of this merger?

A:	Mike Lawrie:

The ultimate success is for our teams to be able to leverage these two great assets and stand on other shoulders that have gotten us this far. But also to leverage that so that our customers can really deliver quality care and have technology help them deliver that quality care in the United States. So, fundamentally, the ultimate success here is about our customers and their ability to do that.

Then it’s also about providing a fantastic return to our shareholders. I really think this is a win for our customers, it’s a win for our shareholders and it’s a win for our employees. It’s really an opportunity that just comes along only once in a while.

Glen Tullman:

It’s a win/win. This is a transformational opportunity in healthcare and that’s what we have. I think for all of our investors the excitement that you’ve already heard as we’ve described putting these two companies together is, again, you are creating a clear leader in the space. This is a space that we not only need, but we have to fix healthcare.

If you look at the Presidential candidates, they’re talking about fixing healthcare. Every Presidential candidate, whether they be in the Democratic or Republican Party, is talking about investing in healthcare information technology. Payers are talking about it. Patients are now getting automated. So we’re seeing an enormous transformation and we expect that Allscripts Misys is going to be a leader in that transformation and that’s what’s exciting.

[End]

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Allscripts Healthcare Solutions, Inc. (“Allscripts”) and Misys Healthcare Systems LLC (“MHS”), a wholly owned subsidiary of Misys plc (“Misys”). In connection with this proposed transaction, Allscripts intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, a definitive proxy statement and other related materials, and Parent intends to file a shareholder circular with the Financial Services Authority in the United Kingdom. The definitive proxy statement will be mailed to the stockholders of Allscripts, and the shareholder circular will be mailed to the shareholders of Parent. BEFORE MAKING ANY DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders can obtain copies of Allscripts’ materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to Allscripts at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, Attention: Lee Shapiro, Secretary, or to Misys at 125 Kensington High Street, London W8 5SF, United Kingdom, Attention: Group General Counsel & Company Secretary. Investors and security holders may also read and copy any reports, statements and other information filed by Allscripts with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. Allscripts’ directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Allscripts in favor of the proposed transaction. Information about Allscripts, its directors and its executive officers, and their ownership of Allscripts’ securities, is set forth in its proxy statement for the 2007 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of those persons may be obtained by reading the proxy statement and other relevant materials to be filed with the SEC when they become available.